SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 11, 2022

NORTECH SYSTEMS INCORPORATED
(Exact name of registrant as specified in charter)

Minnesota	0-13257	41-1681094
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

7550 Meridian Circle N, Maple Grove, MN 55369
(Address of principal executive offices)

(952) 345-2244
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $.01 per share	NSYS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director – David J. Graff

On March 11, 2022, David J. Graff was appointed to the Board of Directors (the "Board”) of Nortech Systems Incorporated (the "Company”). Mr. Graff brings broad experience in financial leadership and global business strategy for companies in a variety of industries. His most recent engagements include companies in digital services, cybersecurity, business services and manufacturing. Mr. Graff retired from Deluxe Corporation in 2019 after 20 years as head of Corporate Development.

Mr. Graff previously served in financial and operations leadership roles at Colwell Industries, Inc. and Ecolab Inc. and as an auditor of public and private companies at Arthur Andersen & Co. S.C. He currently serves on the Board of Directors of 313 Software LLC (dba Truscribe) and Rourke and Gunner Group and has previously served on boards for other for-profit and non-profit organizations including the YMCA of the North, the Jesuit Partnership, and the pre-seed capital fund, the William C. Norris Institute.

Mr. Graff received an MBA from the Booth School of Business at the University of Chicago and a B.A. in business from the University of St. Thomas.

Mr. Graff will receive fees and equity compensation for his work consistent with other non-employee directors of the Company.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 11, 2022, the Company held its annual meeting of shareholders. The items voted on at the meeting and results of such voting are set forth below:

(1)
The shareholders elected eight directors to serve as members of the Company’s Board of Directors for one-year terms and until their successors are elected and qualified.  The shareholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld	Broker Non-Vote
David B. Kunin	1,477,365	105,048	679,407
Ryan P. McManus	1,415,987	166,426	679,407
Jay D. Miller	1,428,408	154,005	679,407
Steven J. Rosenstone	1,506,408	76,005	679,407
Dan Sachs	1,514,774	67,639	679,407
Philip I. Smith	1,506,741	75,672	679,407
Stacy Kruse	1,506,473	75,940	679,407
David J. Graff	1,477,708	104,705	679,407

(2)
The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s proxy statement. There were 1,504,674 votes cast for the proposal; 72,436 votes cast against the proposal; 5,303 votes abstained; and there were 679,407 broker non-votes.

(3)
The shareholders approved an amendment to the 2017 Stock Incentive Plan increasing the shares of Common Stock reserved for issuance from 400,000 to 575,000. There were 1,488,184 votes cast for the proposal; 75,936 votes cast against the proposal; 18,833 votes abstained; and there were 679,407 broker non-votes.

(4)
The shareholders ratified the appointment of Baker Tilly US, LLP (FKA: Baker Tilly Virchow Krause, LLP) as the Company’s independent registered public accounting firm for the year ending December 31, 2022. There were 2,210,161 votes cast for the proposal; 50,059 votes cast against the proposal; 1,600 votes abstained; and there were no broker non-votes.

Item 9.01 Financial Statements and Exhibits

99.1	News Release dated May 12, 2022 (furnished)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Date: May 13, 2022

Nortech Systems Incorporated
(Registrant)

/s/ Christopher D. Jones
Christopher D. Jones SVP and Chief Financial Officer